EXHIBIT 10.58

AMENDMMENT  NO. 1 –
  SECURITIES PRUCHASE AGREEMENT

Amendment No. 1, dated as of February 14, 2008, (“Amendment”) to the Securities Purchase Agreement, dated January 8, 2008 (the “Securities Purchase Agreement”) by and between Amarillo Biosciences, a Texas corporation (the “Company”) and Firebird Global Master Fund Ltd. (“Firebird”).  Capitalized terms used but not defined herein have the meanings given to them in the Securities Purchase Agreement.

RECITALS:

A.	The Company and Firebird are parties to the Securities Purchase Agreement;

B.	The Company has requested that Firebird consent to certain changes to the Securities Purchase Agreement;

C.	Firebird has agreed to accommodate the Company’s request on the terms set forth herein;

D.	The parties agree as follows:

SECTION 1. AMENDMENTS

Section 1.1 Amendment  to Section 2.1 of the Securities Purchase Agreement. Section 2.1 of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

2.1 Closing.

    (a) On the Closing Date (sometimes herein referred to as the “Initial Closing Date”), upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers agree, severally and not jointly,  to purchase up to an aggregate of $1,000,000 of shares of Preferred Stock with an aggregate Stated Value equal to such Purchaser’s Subscription Amount and Warrants as determined by pursuant to Section 2.2(a).  The aggregate number of shares of Preferred Stock sold hereunder shall be up to 1,000.  Each Purchaser shall deliver to the Company via wire transfer or a certified check of immediately available funds equal to their Subscription Amount and the Company shall deliver to each Purchaser their respective shares of Preferred Stock and Warrants as determined pursuant to Section 2.2(a) and the other items set forth in Section 2.2 issuable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Sichenzia Ross Friedman Ference LLP, or such other location as the parties shall mutually agree. The Initial Closing Date and the Second Closing Date (as defined in Section 2.1(b) below) are referred to herein as a “Closing Date.”

(b) Second Closing. The “Second Closing” which shall occur on or before the March 15, 2008 (the “Second Closing Date”) unless terminated sooner by the Company.  Subject to the satisfaction or waiver of the conditions to the Second Closing, on the Second Closing Date, each Purchaser who shall wish to purchase securities of the Company in the Second Closing shall purchase and the Company shall sell to each Subscriber, an aggregate of no more than $1,500,000 of shares of Preferred Stock (“Second Closing Preferred Stock”) with an aggregate Stated Value equal to such Purchaser’s Subscription Amount and Warrants as determined by pursuant to Section 2.2(a).  The aggregate number of shares of Preferred Stock sold hereunder shall be up to 1,500.  The Initial Closing and the Second Closing shall be deemed to be the same closing even if the Securities Purchase Agreement for each such closing is dated a different date.

(c) Conditions to Second Closing. The occurrence of the Second Closing is expressly contingent on (i) the truth and accuracy, on the Second Closing Date of the representations and warranties of the Company and Subscriber contained in this Agreement except for changes that do not constitute a Material Adverse Effect, (ii) continued compliance with the covenants of the Company set forth in this Agreement, and (iii) the non-occurrence of any Event of Default (as defined in the Note and this Agreement) or an event that with the passage of time or the giving of notice could become an Event of Default.

(d) Second Closing Deliveries. On the Second Closing Date, the Company will deliver a certificate (“Second Closing Certificate”) signed by its chief executive officer and chief financial officer (i) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the Second Closing Date as if such representations and warranties were made and given on all such dates, except for changes that do not constitute a Material Adverse Effect, (ii) certifying that the information contained in the schedules and exhibits hereto is substantially accurate as of the Second Closing Date, except for changes that do not constitute a Material Adverse Effect, and (iii) adopting and renewing the covenants and representations set forth in this Agreement in relation to the Second Closing Date and Second Closing Preferred Stock. A legal opinion nearly identical to the legal opinion referred to in this Agreement shall be delivered to each Purchaser on the Second Closing Date in relation to the Company, Second Closing Notes and Second Closing Preferred Stock (“Second Closing Legal Opinion”).

    SECTION 2. MISCELLANEOUS

        Section 2.1      Prior Agreements. This Amendment shall completely and fully supersede all other and prior agreements and correspondence (both written and oral) by and between the Company and Firebird concerning the subject matter of this Amendment.   Except as expressly amended hereby, the Securities Purchase Agreement shall remain in full force and effect.

        Section 2.2  Counterparts.  This Amendment may be executed in any number of counterparts, with the same effect as if all the signatures on such counterparts appeared on one document.  Each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

        Section 2.3  Amendments.  This Amendment may not be amended, waived, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by the Company and Firebird.

        Section 2.4  Binding on Successors.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 2.5  Invalidity.  Any provision of this Amendment that may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 2.6  Section or Paragraph Headings.  Section and paragraph headings used herein are for convenience only and shall not be construed as part of this Amendment.

        Section 2.7  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Securities Purchase Agreement.

[SIGNATURE  PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the day and year first above written.

AMARILLO BIOSCIENCES, INC.

By:   /s/ Joseph M. Cummins
     Name: Joseph M. Cummins
     Title:   Chief Executive Officer

FIREBIRD GLOBAL MASTER FUND, LTD.

By:   /s/ James Passin
                      Name:  James Passin
                      Title:   Director